Exhibit 3.337

8 7 0 0 8 9 0 2 9 8 AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP OF INSIGHT COMMUNICATIONS COMPANY, L.P.

The undersigned, for the purpose of amending and restating the Certificate of Limited Partnership of INSIGHT COMMUNICATIONS COMPANY, L.P., a Delaware limited partnership (the “Partnership”), in accordance with Section 17-210 of the Delaware Revised Uniform Limited Partnership Act, as amended, DO HEREBY CERTIFY as follows:

I. The name of the Partnership is INSIGHT COMMUNICATIONS COMPANY, L.P.

II. The Certificate of Limited Partnership of the Partnership (the “Certificate”), originally filed with the Secretary of State of the State of Delaware on July 17, 1985, is hereby amended and restated in full as follows:

A.	The name of the Partnership is INSIGHT COMMUNICATIONS COMPANY, L.P.

B.	The address of the registered office of the Partnership is: Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent of the Partnership at such address is The Corporation Trust Company.

C.	The name and address of the General Partner is:

ICC Associates, L.P. 126 East 56th Street New York, New York 10022

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of the 31st day of December, 1986.

ICC ASSOCIATES, L.P. By INSIGHT COMMUNICATIONS, INC. its General Partner

By:	/s/ Sidney R. Knafel
Sidney R. Knafel, Chairman

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 11/21/1996 960340602 – 2066806

CERTIFICATE TO RESTORE TO GOOD STANDING

OF A DELAWARE LIMITED PARTNERSHIP

PURSUANT TO TITLE 6, SEC. 17-1109

1. The name of the Limited Partnership is Insight Communications Company, L.P.

2. Date of original filing with Delaware Secretary of State

July 17, 1985.

I, Kim D. Kelly, Executive Vice President of Insight Communications, Inc., the general partner of ICC Associates, L.P., General Partner of the above named limited partnership do hereby certify that this limited partnership is paying all annual taxes, penalties and interest due to the State of Delaware.

I do hereby request this limited partnership be restored to Good Standing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 20th day of November, 1996.

ICC Associates, L.P. General Partner

By:	Insight Communications, Inc. its general partner

By:	/s/ Kim D. Kelly
Kim D. Kelly
Executive Vice President

NOV 20 ’96 10:33	212 7555336 PAGE.002
** TOTAL PAGE.04 **

STATE OF DELAWARE

AMENDMENT TO THE AMENDED AND RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

INSIGHT COMMUNICATIONS COMPANY, L.P.

The undersigned, desiring to amend the Amended and Restated Certificate of Limited Partnership of Insight Communications Company, L.P. pursuant to the provisions of Section 17- 202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Insight Communications Company, L.P.

SECOND Section II (c) of the Amended and Restated Certificate of Limited Partnership shall be amended as follows:

C. The name and address of the General Partner is

Insight Communications Company, Inc.

810 7th Avenue, 41st Floor

New York, NY, 10019

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Amended and Restated Certificate of Limited Partnership on this 29th day of December, 2000.

[END OF PAGE. SIGNATURE PAGE FOLLOWS.]

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:00 PM 12/29/2000 010002589 – 2066806

By:	INSIGHT COMMUNICATIONS COMPANY, INC., general partner of Insight Communications Company, L.P.

By:	/s/ Elizabeth M. Grier
	Name:	Elizabeth M. Grier
	Title:	VP Administration